Exhibit 10.2

TERMINATION OF REIMBURSEMENT AGREEMENT

This TERMINATION OF REIMBURSEMENT AGREEMENT (“Termination”) is made and entered into January 17, 2007 with an effective date of January 22, 2007 (the “Effective Date”) by and between Richard J. Heckmann (“Heckmann”) and K2 Inc., a Delaware corporation (“K2”).

WHEREAS, Heckmann and K2 have previously entered into that certain Reimbursement Agreement, dated as of October 28, 2003 (the “RA”) and that certain Amendment No. 1 to Reimbursement Agreement, dated as of July 6, 2004 (together with the RA, the “Reimbursement Agreement”);

WHEREAS, as of the Effective Date, K2 and Heckmann Enterprises, Inc. are entering into an Aircraft Lease Agreement;

WHEREAS, K2 and Heckmann desire to terminate the Reimbursement Agreement on the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein set forth, K2 and Heckmann agree as follows:

1. Effective as of the Effective Date, the Reimbursement Agreement is hereby terminated; provided, however, that such termination shall not affect or diminish any liability or obligation of K2 or Heckmann under the Reimbursement Agreement with respect to events occurring prior to the Effective Date.

2. California Law. This Termination shall be governed by and construed in accordance with the laws of the State of California, regardless of the choice of law provisions of California or any other jurisdiction

3. Counterparts. This Termination may be executed in one or more counterparts, each of which independently shall be deemed to be an original, and all of which together shall constitute one instrument.

HECKMANN:	K2:

K2 INC.

/s/ RICHARD J. HECKMANN	By:	/s/ J. WAYNE MERCK
Richard J. Heckmann

	Its:	President & COO